UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: April 12, 2012

Date of earliest event reported: April 6, 2012

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As expected, on April 6, 2012, Mr. John Kenning, executive vice president and president of the contract organization, entered into a non-compete agreement and a change in control agreement with OfficeMax Incorporated (the “Company”). We describe our change in control agreements under the heading “Change in Control Agreement” in our Proxy Statement filed with the Securities and Exchange Commission on March 20, 2012. The description is included herein by reference.

The nondisclosure and fair competition agreement (the “NFC Agreement”) requires Mr. Kenning to refrain from divulging confidential information of the Company during the course of his employment, except when such disclosure is a necessary part of the performance of his duties and obligations for the Company, and following termination of employment. The NFC Agreement also includes non-solicitation and non-compete clauses that state that Mr. Kenning will not (a) for a period of twelve months after terminating employment with the Company, commence employment or consult (in the same or similar capacity as he was employed by the Company) with a Competitor, (b) beginning on the date of the NFC Agreement and ending two years after terminating employment with the Company, directly or indirectly, solicit any Company customer (to whom the Company sold or distributed office supplies, office furniture, technology-related products or computer consumables, print and document services, or related office products and services (the “Products and Services”) during the last two years Mr. Kenning was employed by the Company) or supplier (from whom the Company purchased or obtained Products and Services during the last two years Mr. Kenning was employed by the Company), for the purpose of selling, distributing, purchasing or obtaining Products or Services, (c) employ or solicit for employment any person who is, or was within twelve months prior to Mr. Kenning’s termination date, an employee of the Company or (d) induce any supplier or business relation of the Company to cease doing business with the Company or otherwise interfere in the Company’s relationship with the supplier. For the purposes of this paragraph, “Competitor” means an entity for whom greater than 35% of its North American revenues are comprised of the direct sale or distribution of office supplies, office furniture, technology-related office products or computer consumables actually sold by the Company, print and document services, or related office products or services (not including any business entity or person principally engaged in the manufacture and distribution of computer hardware, software or peripherals).

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the agreements, included as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Change in Control Agreement between the Company and Mr. Kenning

Exhibit 99.2	Nondisclosure and Fair Competition Agreement between the Company and Mr. Kenning

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2012

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Change in Control Agreement between the Company and Mr. Kenning

Exhibit 99.2	Nondisclosure and Fair Competition Agreement between the Company and Mr. Kenning